FORM 8-K

               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 25049


                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
                   the Securities Act of 1934

Date of Report (Date of earliest event reported):  May 13, 1998.


                  Stone Container Corporation
     (Exact name of registrant as specified in its charter)


  Delaware                 1-3439             36-2041256
(State or other juris-     (Commission file   (IRS Employer
diction of incorporation)   Number)            Identification
                                               Number)

150 North Michigan Avenue, Chicago, Illinois       60601-7568
(Address of principal executive offices)          Zip Code

Registrant's telephone number, including area code:
(312) 346-6600

                      Not applicable
(Former name or former address, if changed since last report)


Item 5.  Other Events.

     On May 10, 1998, Stone Container Corporation, a Delaware corporation (the "Company"), and First Chicago Trust Company of New York (as successor to The First National Bank of Chicago), as Rights Agent (the "Rights Agent"), amended the Rights Agreement, dated as of July 25, 1988, as amended July 23, 1990 and June 8, 1996 (the "Rights Agreement"), between the Company and the Rights Agent. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Rights Agreement.

     As more fully set forth in the amendment (the "Amendment"), the Amendment (i) provides that none of Jefferson Smurfit Corporation ("JSC"), or any of its Affiliates or Associates or any of its permitted assignees or transferees shall be deemed an Acquiring Person and no Distribution Date shall be deemed to occur, in each case, by reason of the approval, execution or delivery of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 10, 1998, among JSC, a wholly owned subsidiary of JSC and the Company or the consummation of the transactions contemplated by the Merger Agreement and (ii) changes the Final Expiration
Date to the earlier of the close of business on the date on which the Effective Time (as defined in the Merger Agreement) occurs or the close of business on December 31, 1998.

     The Amendment to the Rights Agreement is filed as Exhibit 4 hereto and is incorporated herein by reference and the foregoing description of the Amendment is qualified in its entirety by reference to such exhibit.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     4. Amendment to the Rights Agreement, dated as of May 10, 1998, between Stone Container Corporation and The First Chicago Trust Company of New York (as successor to The First National Bank of Chicago), as Rights Agent.

                           SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   STONE CONTAINER CORPORATION



Date:  May 13, 1998           By:     Leslie T. Lederer
                                   Leslie T. Lederer
                                   Vice President


                         EXHIBIT INDEX




Exhibit
Number        Description of                         Page
             Exhibit

      4        Amendment to the Rights Agreement,
             dated as of May 10, 1998, between
             Stone Container Corporation and
             The First Chicago Trust Company of New
             York (as successor to The First
             National Bank of Chicago), as
             Rights Agent.